Sub-Item 77Q1(a): Copies of Material Amendments to the Registrants Declaration of Trust or By-laws

Amendment No. 90 dated April 14, 2016 to the Agreement and Declaration of
 Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
 (a)(91) to Post-Effective Amendment No. 551 to the
Registrants Registration
 Statement on Form N-1A filed with the
Securities and Exchange Commission
 on April 29, 2016 (Accession No. 0001193125-16-568780).

Amendment No. 91 dated May 23, 2016 to the
Agreement and Declaration of Trust
 dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(92) to Post-Effective Amendment No. 573 to the
 Registrants Registration Statement
on Form N-1A filed with the Securities and Exchange Commission on July 29, 2016
 (Accession No. 0001193125-16-664829).

Amendment No. 92 dated June 16, 2016 to the
 Agreement and Declaration of Trust
 dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(93)
 to Post-Effective Amendment No. 573 to the
 Registrants Registration Statement
on Form N-1A filed with the Securities and Exchange Commission on July 29, 2016
 (Accession No. 0001193125-16-664829).

Amendment No. 93 dated August 18, 2016 to the
 Agreement and Declaration of
 Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
 (a)(94) to Post-Effective Amendment No. 577 to the Registrants Registration
Statement on Form N-1A filed with the
 Securities and Exchange Commission
on August 24, 2016
(Accession No. 0001193125-16-690227).